     As Filed With the Securities and Exchange Commission on April 24, 1998
                                                          Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         STEVEN MYERS & ASSOCIATES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                     33-0080929
           ----------                                     ----------
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


       4695 MACARTHUR COURT, EIGHTH FLOOR, NEWPORT BEACH, CALIFORNIA 92660
       -------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                         STEVEN MYERS & ASSOCIATES, INC.
                             1997 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                 RONALD A. HUNN
                             CHIEF FINANCIAL OFFICER
                         STEVEN MYERS & ASSOCIATES, INC.
                       4695 MACARTHUR COURT, EIGHTH FLOOR
                         NEWPORT BEACH, CALIFORNIA 92660
                         -------------------------------
                     (Name and address of agent for service)

                                 (714) 975-1550
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                                    --------
                              Thomas J. Crane, Esq.
                                 Rutan & Tucker
                         611 Anton Boulevard, Suite 1400
                          Costa Mesa, California 92626
                                 (714) 641-5100

                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                                     Proposed               Proposed
     Title of securities                 Amount to be            maximum offering       maximum aggregate            Amount of
      to be registered                    registered              price per unit        offering price(1)         registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             1,500,000 Shares             $   18.50              $27,750,000             $     8,186
===================================================================================================================================

(1) Computed pursuant to Rules 457(c) and 457(h) on the basis of the last sale price on the NASDAQ National Market on April 21, 1998.




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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

          (a) The description of Steven Myers & Associates, Inc.'s (the "Registrant") securities contained in the Registrant's registration statement on Form 8-A (File No. 000-23585) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on January 5, 1997, together with any amendment or report filed pursuant to such Exchange Act amending or updating such description.

          (b) Registrant's registration statement on Form S-1 (File No. 333-40725) filed with the Securities and Exchange Commission (the "Commission") on November 21, 1997, together with any amendment or report filed pursuant to the Securities Act of 1933, as amended, amending or updating such description.

          (c) Information concerning options issued under the Plan, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this registration statement.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.


ITEM 4.   Description of Securities.

          Not Applicable


ITEM 5.   Interests of Named Experts and Counsel.

          Not Applicable


ITEM 6.   Indemnification of Directors and Officers.

          The Registrant's Amended and Restated Articles of Incorporation (the "Articles") provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in



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



which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (vi) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.

          The Articles also authorize the Registrant to provide indemnification to its agents (as defined in Section 317 of the California Corporations Code), through the Registrant's Amended and Restated Bylaws (the "Bylaws") or through agreements with such agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification to agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

          The Bylaws of the Registrant provide for indemnification of the Registrant's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. The Bylaws further provide that no indemnification shall be made in the case of a derivative suit in respect to any claim as to which such person has been adjudged to be liable to the corporation, except with court approval, nor shall indemnification be made for amounts paid in settling or otherwise disposing of a pending action without court approval, or for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification under the Bylaws is mandatory in the case of an agent of the Registrant (present or past) who is successful on the merits in defense of a suit against him or her in such capacity. In all other cases where indemnification is permitted by the Bylaws, a determination to indemnify such person must be made by a majority of a quorum of disinterested directors (if a quorum of directors is not obtainable, by independent legal counsel in a written legal opinion), a majority of disinterested shareholders, or the court in which the suit is pending.

          The Registrant has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles and Bylaws. Among other things, these agreements provide that the Registrant will indemnify, subject to certain requirements, each of the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the rights of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.


ITEM 7.   Exemption from Registration Claimed.

          Not Applicable


ITEM 8.   Exhibits.

          4.1           Steven Myers & Associates, Inc. 1997 Stock Option Plan.*

          4.2 Stock Option Agreement to Purchase Common Stock of Steven Myers & Associates, Inc.*

          5             Opinion and consent of Rutan & Tucker, LLP.




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

          23.1          Consent of Rutan & Tucker, LLP is contained in Exhibit
                        5.

          23.2          Consent of KPMG Peat Marwick LLP.


 ----------------
* Incorporated by reference from Registrant's registration statement on Form S-1, as filed with the Commission on November 21, 1997 (File No. 333-40725), as amended.


ITEM 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                   (i) To include any prospectus required by Section 10(a)(3) of the Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on April 17, 1998.


                                  STEVEN MYERS & ASSOCIATES, INC.,
                                  a California corporation



                                  By: /S/  STEVEN S. MYERS
                                      ---------------------------------------
                                      Steven S. Myers, Chairman of the Board,
                                      President, and Chief Executive Officer
                                      (Principal Executive Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.



          Signature                               Title                            Date
----------------------------------     -----------------------------------      --------------
/S/  STEVEN S. MYERS                   Chairman of the Board, President         April 17, 1998
----------------------------------     and Chief Executive Officer
Steven S. Myers                        (Principal Executive Officer)



/S/ KENNETH W. COLBAUGH                Director, Executive Vice President       April 17, 1998
----------------------------------     and Chief Operating Officer
Kenneth W. Colbaugh



/S/ RONALD A. HUNN                     Vice President of Finance, Chief         April 17, 1998
----------------------------------     Financial Officer and Secretary
Ronald A. Hunn                         (Principal Financial Officer and
                                       Principal Accounting Officer)


/S/ J. CHRISTOPHER LEWIS
----------------------------------     Director                                 April 17, 1998
J. Christopher Lewis



/S/ MALCOLM R. CURRIE
----------------------------------     Director                                 April 17, 1998
Malcolm R. Currie


/S/ JAMES R. MELLOR
----------------------------------     Director                                 April 17, 1998
James R. Mellor





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

                                 EXHIBITS INDEX


                                                                                                                   Page
                                                                                                                   ----
4.1       Steven Myers & Associates, Inc. 1997 Stock Option Plan.*............................................

4.2       Stock Option Agreement to Purchase Common Stock of Steven Myers & Associates, Inc.*.................

5         Opinion and consent of Rutan & Tucker, LLP..........................................................

23.1      Consent of Rutan & Tucker, LLP is contained in Exhibit 5............................................

23.2      Consent of KPMG Peat Marwick LLP....................................................................



--------------

* Incorporated by reference from Registrant's registration statement on Form S-1, as filed with the Commission on November 21, 1997 (File No. 333-40725), as amended.





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